Exhibit 10.16(b)
FIRST AMENDMENT TO
CONFIDENTIALITY, NON-SOLICITATION
AND NON-COMPETITION AGREEMENT

THIS FIRST AMENDMENT TO THE CONFIDENTIALITY, NON-SOLICITATION AND NON-COMPETITION AGREEMENT (“Amendment”) is made effective as of January 1, 2024 (the “Effective Date”), by and between Equitrans Midstream Corporation, a Pennsylvania corporation (Equitrans Midstream Corporation and its subsidiary companies are hereinafter collectively referred to as the “Company”), and Nathan P. Tetlow (“Employee”) and amends the Confidentiality, Non-Solicitation and Non-Competition Agreement, dated as of July 26, 2023, by and between the Company and Employee (“Agreement”).

WITNESSETH:

WHEREAS, the Agreement authorizes the parties to amend the Agreement by a written instrument signed by both parties;

WHEREAS, the Company and Employee express their intent to modify the Agreement in accordance with the terms of this Amendment;

NOW, THEREFORE, the Company and Employee, intending to be legally bound, hereby agree as follows:

1.Section 1 of the Agreement is hereby deleted in its entirety and replaced with the following:

“1. Restrictions on Competition and Solicitation. While the Employee is employed by the Company and for a period of twenty-four (24) months after the date of Employee's termination of employment with the Company for any reason Employee will not, directly or indirectly, expressly or tacitly, for himself or on behalf of any entity conducting business anywhere in the Restricted Territory (as defined below): (i) act in any capacity for any business in which his duties at or for such business include oversight of or actual involvement in providing services which are competitive with the services or products being provided or which are being produced or developed by the Company, or were under active investigation by the Company within the last two (2) years prior to the end of Employee's employment with the Company, (ii) recruit investors on behalf of an entity which engages in activities which are competitive with the services or products being provided or which are being produced or developed by the Company, or were under active investigation by the Company within the last two (2) years prior to the end of Employee's employment with the Company, or (iii) become employed by such an entity in any capacity which would require Employee to carry out, in whole or in part, the duties Employee has performed for the Company which are competitive with the services or products being provided or which are being produced or developed by the Company, or were under active

Exhibit 10.16(b)
investigation by the Company within the last two (2) years prior to the end of Employee's employment with the Company. Notwithstanding the foregoing, the Employee may purchase or otherwise acquire up to (but not more than) 1% of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934. This covenant shall apply to any services, products or businesses under investigation by the Company within the last two (2) years prior to the end of Employee's employment with the Company only to the extent that Employee acquired or was privy to confidential information regarding such services, products or businesses. Employee acknowledges that this restriction will prevent Employee from acting in any of the foregoing capacities for any competing entity operating or conducting business within the Restricted Territory and that this scope is reasonable in light of the business of the Company. Notwithstanding anything to the contrary in the foregoing paragraph or in this Agreement and beginning on the period that is six (6) months following the Employee’s termination, Employee shall not in any way be restricted from serving as a member of the board of directors or advisory board (or their equivalents in the case of a non-corporate entity) of businesses and charitable organizations, whether or not such entities provide services or products that are competitive with the services or products of the Company.

Restricted Territory shall mean: (i) the entire geographic location of any natural gas and oil play in which the Company owns, operates or has contractual rights to purchase natural gasrelated assets (other than commodity trading rights and pipeline capacity contracts on nonaffiliated or third-party pipelines), including but not limited to, storage facilities, interstate pipelines, intrastate pipelines, intrastate distribution facilities, liquefied natural gas facilities, propane-air facilities or other peaking facilities, and/or processing or fractionation facilities; or (ii) the entire geographic location of any natural gas and oil play in which the Company owns proved, developed and/or undeveloped natural gas and/or oil reserves and/or conducts natural gas or oil exploration and production activities of any kind; or (iii) the entire geographic location of any natural gas and oil play in which the Company has decided to make or has made an offer to purchase or lease assets for the purpose of conducting any of the business activities described in subparagraphs (i) and (ii) above within the six (6) month period immediately preceding the end of the Employee's employment with the Company provided that Employee had actual knowledge of the offer or decision to make an offer prior to Employee's separation from the Company. For geographic locations of natural gas and oil plays, refer to the maps produced by the United States Energy Information Administration located at www.eia.gov/maps.

Employee agrees that for a period of twenty-four (24) months following the termination of Employee's employment with the Company for any reason, including without limitation termination for cause or without cause, Employee shall not, directly or indirectly, solicit the business of, or do business with: (i) any customer that Employee approached, solicited or accepted business from on behalf of the Company, and/or was provided confidential or proprietary information about while employed by the Company within the one (1) year period preceding Employee's separation from the Company; and (ii) any prospective customer of the Company who was identified to or by the Employee and/or who Employee was provided confidential or proprietary information about while

Exhibit 10.16(b)
employed by the Company within the one (1) year period preceding Employee's separation from the Company, for purposes of marketing, selling and/or attempting to market or sell products and services which are the same as or similar to any product or service the Company offers within the last two (2) years prior to the end of Employee's employment with the Company, and/or, which are the same as or similar to any product or service the Company has in process over the last two (2) years prior to the end of Employee's employment with the Company to be offered in the future.
While Employee is employed by the Company and for a period of thirty-six (36) months after the date of Employee's termination of employment with the Company for any reason, Employee shall not (directly or indirectly) on his own behalf or on behalf of any other person or entity solicit or induce, or cause any other person or entity to solicit or induce, or attempt to solicit or induce, any employee, consultant, vendor or independent contractor to leave the employ of or engagement by the Company or its successors, assigns or affiliates, or to violate the terms of their contracts with the Company.”

2.    Section 3(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) A lump sum payment payable within 60 days following Employee's termination date equal to twenty-four (24) months of Employee's base salary in effect at the time of such termination, or immediately prior to the event that serves as the basis for termination for Good Reason;”

3. Section 3(b) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(b) A lump sum payment payable within 60 days following Employee's termination date equal to two times Employee’s target annual incentive (bonus) under the Company’s applicable Short-Term Incentive Plan (or any successor plan); and”

4. Section 3(c) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(c) A lump sum payment payable within 60 days following Employee’s termination date equal to the product of (i) twenty-four (24) and (ii) 100% of the then-current Consolidated Omnibus Budget Reconciliation Act of 1985 monthly rate for family coverage;”

5.    Except as expressly amended by this Amendment, all provisions of the Agreement shall remain in full force and effect.

6.    This Amendment shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

7.    The parties acknowledge that this Amendment is a written instrument and that by their signatures below they are agreeing to the terms and conditions contained in this Amendment.

Exhibit 10.16(b)
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IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first above written.

EQUITRANS MIDSTREAM CORPORATION         EMPLOYEE

By: /s/ Anne M. Naqi_________________________        /s/ Nathan P. Tetlow_____________
Name:    Anne M. Naqi                        Nathan P. Tetlow
Title:    Vice President and Chief Human
Resources Officer